Q3 Supplemental Package October 21, 2019 Table of Contents Financial Highlights S-1 Consolidated Balance Sheets S-2 Consolidated Statements of Comprehensive Income S-3 Consolidated Statements of Funds from Operations S-5 Owned Properties Results of Operations S-6 Same Store Owned Properties Operating Expenses S-7 Seasonality of Operations S-8 Portfolio Overview S-9 Investment Update S-10 Owned Development Update S-11 Presale Development Update S-12 Third-Party Development Update S-13 Management Services Update S-14 Capital Structure S-15 Interest Coverage S-16 Capital Allocation – Long Term Funding Plan (2019-2023) S-17 2019 Outlook - Summary S-18 2019 Outlook - Changes from Previous Guidance S-19 Detail of Property Groupings S-20 Definitions S-21 Investor Information S-23

Financial Highlights
($ in thousands, except share and per share data)

Operating Data	Three Months Ended September 30, 2019	2018	$ Change	% Change	Nine Months Ended September 30, 2019	2018	$ Change	% Change
Total revenues	$ 227,705	$ 213,469	$ 14,236	6.7%	$ 687,207	$ 634,937	$ 52,270	8.2%
Operating income	27,307	21,501	5,806	27.0%	124,147	145,075	(20,928)	(14.4%)
Net income (loss) attributable to ACC [1]	20,223	(2,345)	22,568	(962.4%)	60,249	69,591	(9,342)	(13.4%)
Net income (loss) per share - basic and diluted	0.14	(0.02)			0.43	0.50		
Funds From Operations - ("FFO") [2]	85,956	60,570	25,386	41.9%	260,513	216,116	44,397	20.5%
FFO per share - diluted [2]	0.62	0.44	0.18	40.9%	1.88	1.56	0.32	20.5%
Funds From Operations - Modified ("FFOM") [2]	64,072	60,600	3,472	5.7%	236,768	219,594	17,174	7.8%
FFOM per share - diluted [2]	0.46	0.44	0.02	4.5%	1.71	1.58	0.13	8.2%

Market Capitalization and Unsecured Notes Covenants [3]	September 30, 2019	December 31, 2018
Debt to total market capitalization	33.6%	34.6%
Net debt to EBITDA [4]	6.5x	6.3x
Unencumbered asset value to total asset value	81.8%	81.2%
Total debt to total asset value	39.1%	36.5%
Secured debt to total asset value	9.5%	10.2%
Unencumbered asset value to unsecured debt	276.4%	308.0%
Interest coverage [4]	3.8x	4.2x

1. Excluding provision for real estate impairment, loss from disposition of real estate, and gain on extinguishment of debt, net loss attributable to ACC for the for the three months ended September 30, 2019 would have been $0.8 million and net income attributable to ACC for the nine months ended September 30, 2019 would have been $42.7 million. Excluding gain from disposition of real estate and loss from extinguishment of debt, net income attributable to ACC for the nine months ended September 30, 2018 would have been $28.1 million.
2. Refer to page S-5 for a reconciliation to net income, the most directly comparable GAAP measure.
3. Refer to the definitions outlined on pages S-21 and S-22 for detailed definitions of terms appearing on this page.
4. Refer to calculations on page S-16, including a reconciliation to net income and interest expense, the most directly comparable GAAP measures.

S-1

Consolidated Balance Sheets ($ in thousands) September 30, 2019 December 31, 2018 (unaudited) Assets Investments in real estate: Owned properties, net $ 6,759,867 $ 6,583,397 On-campus participating properties, net 76,854 77,637 Investments in real estate, net 6,836,721 6,661,034 Cash and cash equivalents 56,218 71,238 Restricted cash 29,569 35,279 Student contracts receivable 27,360 8,565 Operating lease right of use assets 1 461,810 — Other assets 1 257,304 262,730 Total assets $ 7,668,982 $ 7,038,846 Liabilities and equity Liabilities: Secured mortgage, construction and bond debt, net $ 827,588 $ 853,084 Unsecured notes, net 1,984,748 1,588,446 Unsecured term loans, net 199,033 198,769 Unsecured revolving credit facility 352,100 387,300 Accounts payable and accrued expenses 86,295 88,767 Operating lease liabilities 2 469,479 — Other liabilities 2 211,612 191,233 Total liabilities 4,130,855 3,307,599 Redeemable noncontrolling interests 157,863 184,446 Equity: American Campus Communities, Inc. and Subsidiaries stockholders' equity: Common stock 1,373 1,370 Additional paid in capital 4,455,565 4,458,240 Common stock held in rabbi trust (3,486) (3,092) Accumulated earnings and dividends (1,104,448) (971,070) Accumulated other comprehensive loss (18,929) (4,397) Total American Campus Communities, Inc. and Subsidiaries stockholders' equity 3,330,075 3,481,051 Noncontrolling interests - partially owned properties 50,189 65,750 Total equity 3,380,264 3,546,801 Total liabilities and equity $ 7,668,982 $ 7,038,846 1. For purposes of calculating net asset value ("NAV") at September 30, 2019, the company excludes other assets of approximately $4.9 million related to net deferred financing costs on its revolving credit facility and the net value of in-place leases, as well as operating lease right of use assets disclosed above associated with new lease accounting guidance that was adopted by the company on January 1, 2019. 2. For purposes of calculating NAV at September 30, 2019, the company excludes other liabilities of approximately $77.6 million related to deferred revenue and fee income, as well as operating lease liabilities disclosed above associated with new lease accounting guidance that was adopted by the company on January 1, 2019. S-2

Consolidated Statements of Comprehensive Income
(Unaudited, $ in thousands, except share and per share data)

	Three Months Ended September 30, 2019	Three Months Ended September 30, 2018	Three Months $ Change	Nine Months Ended September 30, 2019	Nine Months Ended September 30, 2018	Nine Months $ Change
Revenues						
Owned properties [1]	$ 211,082	$ 202,834	$ 8,248	$ 638,657	$ 597,854	$ 40,803
On-campus participating properties [1]	6,944	6,980	(36)	24,788	23,605	1,183
Third-party development services	5,611	835	4,776	12,389	3,883	8,506
Third-party management services	3,342	2,128	1,214	9,118	7,311	1,807
Resident services	726	692	34	2,255	2,284	(29)
Total revenues	**227,705**	**213,469**	**14,236**	**687,207**	**634,937**	**52,270**
Operating expenses						
Owned properties [1]	111,836	107,997	3,839	294,768	282,193	12,575
On-campus participating properties [1]	3,822	3,875	(53)	11,585	11,030	555
Third-party development and management services	5,430	3,831	1,599	14,129	11,573	2,556
General and administrative [2]	7,165	7,183	(18)	22,595	27,055	(4,460)
Depreciation and amortization	68,930	66,131	2,799	206,500	194,447	12,053
Ground/facility leases	3,215	2,951	264	10,000	8,526	1,474
Loss (gain) from disposition of real estate	—	—	—	282	(42,314)	42,596
Provision for real estate impairment	—	—	—	3,201	—	3,201
Other operating income	—	—	—	—	(2,648)	2,648
Total operating expenses	**200,398**	**191,968**	**8,430**	**563,060**	**489,862**	**73,198**
Operating income	**27,307**	**21,501**	**5,806**	**124,147**	**145,075**	**(20,928)**
Nonoperating income (expenses)						
Interest income	960	1,274	(314)	2,855	3,740	(885)
Interest expense	(28,303)	(25,185)	(3,118)	(82,432)	(72,207)	(10,225)
Amortization of deferred financing costs	(1,315)	(1,116)	(199)	(3,665)	(4,744)	1,079
Gain (loss) from extinguishment of debt [3]	20,992	—	20,992	20,992	(784)	21,776
Other nonoperating income	—	570	(570)	—	570	(570)
Total nonoperating expenses	**(7,666)**	**(24,457)**	**16,791**	**(62,250)**	**(73,425)**	**11,175**
Income (loss) before income taxes	19,641	(2,956)	22,597	61,897	71,650	(9,753)
Income tax (provision) benefit [4]	(305)	219	(524)	(983)	(2,147)	1,164
Net income (loss)	**19,336**	**(2,737)**	**22,073**	**60,914**	**69,503**	**(8,589)**
Net loss (income) attributable to noncontrolling interests	887	392	495	(665)	88	(753)
Net income (loss) attributable to ACC, Inc. and Subsidiaries common stockholders	**$ 20,223**	**$ (2,345)**	**$ 22,568**	**$ 60,249**	**$ 69,591**	**$ (9,342)**
Other comprehensive (loss) income						
Change in fair value of interest rate swaps and other	(145)	81	(226)	(14,532)	726	(15,258)
Comprehensive income (loss)	$ 20,078	$ (2,264)	$ 22,342	$ 45,717	$ 70,317	$ (24,600)
Net income (loss) per share attributable to ACC, Inc. and Subsidiaries common stockholders						
Basic and diluted	$ 0.14	$ (0.02)		$ 0.43	$ 0.50	
Weighted-average common shares outstanding						
Basic	137,403,842	137,022,012		137,259,130	136,742,094	
Diluted	138,375,527	137,022,012		138,257,906	137,660,802	

Refer to the next page for footnote explanations.

S-3

Consolidated Statements of Comprehensive Income (Unaudited, $ in thousands, except share and per share data) 1. The company adopted new lease accounting guidance on January 1, 2019, which required the reclassification of the provision for uncollectible accounts from operating expenses to revenue. The reclassification is reflected starting in the first quarter 2019, but the prior year amounts have not been reclassified. The provision for uncollectible accounts for owned properties was $3.3 million and $2.9 million for the three months ended September 30, 2019 and 2018, respectively, and was $6.1 million and $5.6 million for the nine months ended September 30, 2019 and 2018, respectively. The provision for uncollectible accounts for on-campus participating properties for the three months ended September 30, 2019 was $0.1 million, nominal for the three months ended September 30, 2018, and a $0.6 million benefit and a $0.2 million expense for the nine months ended September 30, 2019 and 2018, respectively. 2. The nine months ended September 30, 2018 amount includes $5.8 million of transaction costs incurred in connection with the closing of the ACC / Allianz joint venture transaction in May 2018. 3. The three and nine months ended September 30, 2019 amounts represent the gain on the extinguishment of debt associated with a property that was transferred to the lender in settlement of the property's mortgage loan in July 2019. 4. Income tax provision / benefit for the three and nine months ended September 30, 2018 includes a $0.5 million benefit and a $1.3 million provision, respectively, related to an estimated taxable gain resulting from the ACC / Allianz joint venture transaction which closed in May 2018. S-4

Consolidated Statements of Funds from Operations ("FFO")

(Unaudited, $ in thousands, except share and per share data)

	Three Months Ended September 30, 2019	Three Months Ended September 30, 2018	Three Months Ended September 30, $ Change	Nine Months Ended September 30, 2019	Nine Months Ended September 30, 2018	Nine Months Ended September 30, $ Change
Net income (loss) attributable to ACC, Inc. and Subsidiaries common stockholders	$ 20,223	$ (2,345)	$ 22,568	$ 60,249	$ 69,591	$ (9,342)
Noncontrolling interests' share of net (loss) income	(887)	(392)	(495)	665	(88)	753
Joint venture partners' share of FFO	(1,175)	(1,563)	388	(6,856)	(2,100)	(4,756)
Loss (gain) from disposition of real estate	—	—	—	282	(42,314)	42,596
Elimination of provision for real estate impairment	—	—	—	3,201	—	3,201
Total depreciation and amortization	68,930	66,131	2,799	206,500	194,447	12,053
Corporate depreciation [1]	(1,135)	(1,261)	126	(3,528)	(3,420)	(108)
FFO attributable to common stockholders and OP unitholders	**85,956**	**60,570**	**25,386**	**260,513**	**216,116**	**44,397**
Elimination of operations of on-campus participating properties						
Net loss (income) from on-campus participating properties	424	436	(12)	(2,138)	(1,715)	(423)
Amortization of investment in on-campus participating properties	(2,289)	(1,962)	(327)	(6,334)	(5,856)	(478)
	84,091	59,044	25,047	252,041	208,545	43,496
Modifications to reflect operational performance of on-campus participating properties						
Our share of net cashflow [2]	353	644	(291)	2,063	2,232	(169)
Management fees and other	369	302	67	1,597	1,058	539
Contribution from on-campus participating properties	722	946	(224)	3,660	3,290	370
Transaction costs [3]	147	(232)	379	147	7,586	(7,439)
Elimination of (gain) loss from extinguishment of debt [4]	(20,992)	—	(20,992)	(20,992)	784	(21,776)
Elimination of gain from litigation settlement [5]	—	—	—	—	(2,648)	2,648
Elimination of FFO from property in receivership [6]	104	842	(738)	1,912	2,037	(125)
Funds from operations-modified ("FFOM") attributable to common stockholders and OP unitholders	**$ 64,072**	**$ 60,600**	**$ 3,472**	**$ 236,768**	**$ 219,594**	**$ 17,174**
FFO per share - diluted	**$ 0.62**	**$ 0.44**		**$ 1.88**	**$ 1.56**	
FFOM per share - diluted	**$ 0.46**	**$ 0.44**		**$ 1.71**	**$ 1.58**	
Weighted-average common shares outstanding - diluted	**138,879,244**	**138,585,384**		**138,854,970**	**138,569,643**	

1. Represents depreciation on corporate assets not added back for purposes of calculating FFO.
2. 50% of the properties' net cash available for distribution after payment of operating expenses, debt service (including repayment of principal) and capital expenditures which is included in ground/facility leases expense in the consolidated statements of comprehensive income (refer to page S-3).
3. The three months ended September 30, 2019 amount represents transaction costs incurred in connection with the closing of one presale transaction in August 2019. The three months ended September 30, 2018 amount represents transaction costs incurred in connection with the closing of a presale transaction in August 2018, net of an adjustment to estimated state income tax related to a tax gain resulting from the ACC / Allianz real estate joint venture transaction in May 2018. The nine months ended September 30, 2018 amount includes the costs discussed above in addition to transaction costs incurred in connection with the closing of the ACC / Allianz real estate joint venture transaction.
4. Represents gains and losses associated with the extinguishment of mortgage loans due to real estate disposition transactions, including the sale of partial ownership interests in properties and the transfer of an owned property to the lender in satisfaction of the property's mortgage loan. Such costs are excluded from gains from disposition of real estate reported in accordance with GAAP.
5. Represents a gain related to cash proceeds received from a litigation settlement.
6. Represents FFO for an owned property that was transferred to the lender in July 2019 in settlement of the property's mortgage loan.

S-5

Owned Properties Results of Operations [1]

($ in thousands)

	Three Months Ended September 30, 2019	2018	$ Change	% Change	Nine Months Ended September 30, 2019	2018	$ Change	% Change
Owned properties revenues								
Same store properties	$ 194,005	$ 189,791	$ 4,214	2.2%	$ 589,581	$ 573,187	$ 16,394	2.9%
New properties	17,799	9,337	8,462		49,116	9,594	39,522	
Sold and held for sale properties [2]	4	1,547	(1,543)		2,215	11,774	(9,559)	
Total revenues [3 4]	**$ 211,808**	**$ 200,675**	**$ 11,133**	**5.5%**	**$ 640,912**	**$ 594,555**	**$ 46,357**	**7.8%**
Owned properties operating expenses								
Same store properties [5]	$ 102,805	$ 98,929	$ 3,876	3.9%	$ 271,817	$ 265,102	$ 6,715	2.5%
New properties	8,886	4,831	4,055		20,782	5,146	15,636	
Other [6]	75	217	(142)		210	561	(351)	
Sold and held for sale properties [2 7]	70	1,169	(1,099)		1,959	5,801	(3,842)	
Total operating expenses [3]	**$ 111,836**	**$ 105,146**	**$ 6,690**	**6.4%**	**$ 294,768**	**$ 276,610**	**$ 18,158**	**6.6%**
Owned properties net operating income								
Same store properties	$ 91,200	$ 90,862	$ 338	0.4%	$ 317,764	$ 308,085	$ 9,679	3.1%
New properties	8,913	4,506	4,407		28,334	4,448	23,886	
Other [6]	(75)	(217)	142		(210)	(561)	351	
Sold and held for sale properties [2 7]	(66)	378	(444)		256	5,973	(5,717)	
Total net operating income	**$ 99,972**	**$ 95,529**	**$ 4,443**	**4.7%**	**$ 346,144**	**$ 317,945**	**$ 28,199**	**8.9%**

1. Refer to page S-20 for detail of our store groupings.
2. Includes properties sold in 2018 and 2019 and one property that was transferred to the lender in July 2019 in settlement of the property's $27.4 million mortgage loan.
3. The company adopted new lease accounting guidance on January 1, 2019, which required the reclassification of the provision for uncollectible accounts from operating expenses to revenue starting in the first quarter 2019. To ensure comparability between periods when calculating same store and new property results of operations, the reclassification has also been made for the prior year. See page S-3 for the total amounts reclassified from operating expenses to revenue for all properties for both periods presented.
4. Includes revenues that are reflected as Resident Services Revenue on the accompanying consolidated statements of comprehensive income.
5. Refer to page S-7 for detail of same store operating expenses.
6. Includes transaction costs and recurring professional fees related to the formation and operation of the ACC / Allianz joint venture that are included in owned properties operating expenses in the consolidated statements of comprehensive income (refer to page S-3).
7. Does not include the allocation of payroll and other administrative costs related to corporate management and oversight.

S-6

Same Store Owned Properties Operating Expenses [1,2]
($ in thousands, except per bed amounts)

	Three Months Ended September 30,					
	2019				2018		
	Total	Per Bed	% Change From Prior Year	% of Total Operating Expenses	Total	Per Bed	% of Total Operating Expenses
Property taxes	$ 21,588	$ 250	4.9%	22%	$ 20,590	$ 237	22%
General & administrative and other [3]	18,543	214	1.4%	18%	18,283	211	18%
Payroll	20,636	238	6.3%	20%	19,423	224	20%
Utilities	17,523	202	(4.0%)	17%	18,262	211	18%
Repairs and maintenance	17,907	206	4.3%	17%	17,176	198	17%
Marketing	4,532	52	39.3%	4%	3,253	38	3%
Insurance	2,076	24	6.9%	2%	1,942	22	2%
Total same store owned operating expenses [3]	**$ 102,805**	**$ 1,186**	**3.9 %**	**100%**	**$ 98,929**	**$ 1,141**	**100%**
Same store owned beds	**86,717**						

	Nine Months Ended September 30,						
	2019				2018		
	Total	Per Bed	% Change From Prior Year	% of Total Operating Expenses	Total	Per Bed	% of Total Operating Expenses
Property taxes	$ 64,416	$ 744	3.9%	24%	$ 61,973	$ 715	23%
General & administrative and other [3]	53,757	620	1.8%	20%	52,824	609	20%
Payroll	52,991	611	3.8%	19%	51,063	589	19%
Utilities	52,823	609	(3.7%)	19%	54,839	632	21%
Repairs and maintenance	29,403	339	5.2%	11%	27,941	322	11%
Marketing	12,331	142	16.6%	5%	10,574	122	4%
Insurance	6,096	70	3.5%	2%	5,888	68	2%
Total same store owned operating expenses [3]	**$ 271,817**	**$ 3,135**	**2.5 %**	**100%**	**$ 265,102**	**$ 3,057**	**100%**
Same store owned beds	**86,717**						

1. Refer to the definition of operating expenses on page S-22 for a detailed description of items included in the various expense categories.
2. Refer to page S-20 for detail of our same store groupings.
3. The company adopted new lease accounting guidance on January 1, 2019, which required the reclassification of the provision for uncollectible accounts from operating expenses to revenue starting in the first quarter 2019. To ensure comparability between periods when calculating same store operating expenses, the reclassification has also been made for the prior year. Refer to page S-6 for details.

S-7

Seasonality of Operations[1]

($ in thousands, except per bed amounts)

	Three Months Ended					
	September 30, 2018	December 31, 2018	March 31, 2019	June 30, 2019	September 30, 2019	Total/Weighted Average-Last 12 Months
2019 Same Store Properties						
Average number of owned beds	86,717	86,717	86,717	86,717	86,717	86,717
Average physical occupancy for the quarter	*89.9%*	*97.2%*	*96.9%*	*90.6%*	*90.9%*	*93.9%*
Rental revenue per occupied bed per month[2]	$ 739	$ 768	$ 763	$ 747	$ 750	$ 757
Rental revenue	$ 172,839	$ 194,292	$ 192,304	$ 175,956	$ 177,360	$ 739,912
Other income[3,4]	16,952	12,820	13,065	14,251	16,645	56,781
Total revenue	$ 189,791	$ 207,112	$ 205,369	$ 190,207	$ 194,005	$ 796,693
Property operating expenses[4]	98,929	83,536	84,837	84,175	102,805	355,353
Net operating income	$ 90,862	$ 123,576	$ 120,532	$ 106,032	$ 91,200	$ 441,340
Operating margin	*47.9%*	*59.7%*	*58.7%*	*55.7%*	*47.0%*	*55.4%*
2019 New Properties						
Average number of owned beds	3,493	6,985	6,985	6,985	8,417	7,343
Average physical occupancy for the quarter	*96.9%*	*96.9%*	*97.6%*	*65.4%*	*70.5%*	*82.0%*
Rental revenue per occupied bed per month[2]	$ 879	$ 889	$ 878	$ 862	$ 907	$ 885
Rental revenue	$ 8,927	$ 18,056	$ 17,960	$ 11,808	$ 16,155	$ 63,979
Other income[3]	410	710	598	951	1,644	3,903
Total revenue	$ 9,337	$ 18,766	$ 18,558	$ 12,759	$ 17,799	$ 67,882
Property operating expenses	4,831	5,114	6,115	5,781	8,886	25,896
Net operating income	$ 4,506	$ 13,652	$ 12,443	$ 6,978	$ 8,913	$ 41,986
Operating margin	*48.3%*	*72.7%*	*67.0%*	*54.7%*	*50.1%*	*61.9%*
ALL PROPERTIES						
Average number of owned beds	90,210	93,702	93,702	93,702	95,134	94,060
Average physical occupancy for the quarter	*90.2%*	*97.2%*	*96.9%*	*88.8%*	*89.1%*	*93.0%*
Rental revenue per occupied bed per month[2]	$ 745	$ 777	$ 772	$ 752	$ 761	$ 766
Rental revenue	$ 181,766	$ 212,348	$ 210,264	$ 187,764	$ 193,515	$ 803,891
Other income[3]	17,362	13,530	13,663	15,202	18,289	60,684
Total revenue	$ 199,128	$ 225,878	$ 223,927	$ 202,966	$ 211,804	$ 864,575
Property operating expenses	103,760	88,650	90,952	89,956	111,691	381,249
Net operating income	$ 95,368	$ 137,228	$ 132,975	$ 113,010	$ 100,113	$ 483,326
Operating margin	*47.9%*	*60.8%*	*59.4%*	*55.7%*	*47.3%*	*55.9%*
Sold, held for sale properties and other[5]						
Total revenue	$ 1,547	$ 1,537	$ 1,274	$ 937	$ 4	$ 3,752
Property operating expenses	1,386	1,112	1,217	807	145	3,281
Net operating income (loss)	$ 161	$ 425	$ 57	$ 130	$ (141)	$ 471

1. Refer to page S-20 for detail of our store groupings.
2. Rental revenue per occupied bed per month is calculated based upon our net student rental revenue earned during the respective quarter divided by average monthly occupied beds over the periods presented.
3. Other income is all income other than net student rent. This includes, but is not limited to, utility income, damages, parking income, summer conference rent, application and administration fees, income from retail tenants, and the provision for uncollectible accounts reclassified from expenses to revenue as part of the adoption of the new lease accounting guidance on January 1, 2019.
4. The company adopted new lease accounting guidance on January 1, 2019, which required the reclassification of the provision for uncollectible accounts from operating expenses to revenue starting in the first quarter 2019. To ensure comparability between periods when calculating same store and new property results of operations, the reclassification has also been made for the prior year. See page S-3 for the total amounts reclassified from operating expenses to revenue for all properties for both periods presented.
5. Includes costs related to the formation and operation of the ACC / Allianz joint venture as noted on page S-6.

S-8

Portfolio Overview [1]
Owned properties - summary

Property Type	Design Beds	Leasing Status as of September 30, 2019	Leasing Status as of September 30, 2018	Fall 2019 Final Rental Rate Change	Revenue Change	Rental Revenue per Leased Bed for Academic Year [2] 2019 / 2020	Rental Revenue per Leased Bed for Academic Year [2] 2018 / 2019
2020 Same Store Owned Properties							
Final Fall 2018 Occupancy of 98% or greater	57,933	98.8%	99.8%	3.2%	2.2%	$ 830	$ 804
Final Fall 2018 Occupancy between 95% and 98%	16,867	96.3%	96.6%	(0.3%)	(1.3%)	747	749
Final Fall 2018 Occupancy less than 95%	18,902	94.1%	88.9%	(3.0%)	2.5%	690	711
2020 Same Store Owned Properties	**93,702**	**97.4%**	**97.0%**	**1.4%**	**1.7%** [3]	**$ 788**	**$ 777**
New Owned Properties [4]	**3,159**	**98.1%**	**n/a**	**n/a**	**n/a**	**$ 1,074**	**n/a**
Total - Owned Properties	**96,861**	**97.4%**	**97.0%**	**n/a**	**n/a**	**$ 797**	**n/a**
On Campus Participating Properties	**5,230**	**98.2%**	**98.7%**				

Note: The same store grouping presented above represents the properties that will be classified as same store properties in 2020. This represents properties owned and operating for both of the entire years ended December 31, 2019 and 2020, which are not conducting or planning to conduct substantial development or redevelopment activities, and are not classified as held for sale. This same store grouping is presented for purposes of disclosing the final leasing results for the 2019/2020 academic year, which will have a significant effect on our results of operations for the year ended December 31, 2020.

1. Represents leasing status for the 2019 / 2020 academic year as of September 30, 2019, as compared to prior academic year occupancy and rental rates as of September 30, 2018.
2. Represents average rental revenue per leased bed for the academic years presented.
3. Adjusted to include only the company's 55 percent share of the Austin portfolio, the effective rental revenue growth which flows through to FFOM is 2.0 percent.
4. Includes 2019 development deliveries and presale development projects.

S-9

Investment Update ($ in thousands) DISPOSITIONS Extinguished Project Location Primary University Served Beds Closing Date Sales Price Mortgage Debt College Club Townhomes Tallahassee, FL Florida A&M University 544 May 17, 2019 $ 9,450 $ — Blanton Common 1 Valdosta, GA Valdosta State University 860 July 2, 2019 27,400 27,400 1,404 $ 36,850 $ 27,400 1. In July 2019, Blanton Common was transferred to the lender in settlement of the property's mortgage loan. The sales price represents the principal amount of mortgage debt extinguished as a result of the transaction. S-10

Owned Development Update
($ in thousands)

RECENTLY COMPLETED PROJECTS

Project	Location	Primary University Served	Project Type	Beds		Total Project Cost [1]	Opened for Occupancy
191 College	Auburn, AL	Auburn University	Off-campus	495	$	61,900	August 2019
LightView	Boston, MA	Northeastern University	ACE	825		150,700	August 2019
University of Arizona Honors College	Tucson, AZ	University of Arizona	ACE	1,056		84,500	August 2019
				2,376	$	297,100	

OWNED DEVELOPMENT PROJECTS UNDER CONSTRUCTION [2]

Project	Location	Primary University / Market Served	Project Type	Beds		Estimated Project Cost [1]		Total Costs Incurred as of September 30, 2019 [3]	Scheduled Occupancy
Disney College Program Phases I-II [4 5]	Orlando, FL	Walt Disney World® Resort	ACE	1,627	$	108,500	$	67,713	May & Aug 2020
Currie Hall Phase II	Los Angeles, CA	Univ. of Southern California	ACE	272		42,000		14,976	August 2020
Holloway Residences	San Francisco, CA	San Francisco State Univ.	ACE	584		129,200		71,610	August 2020
		SUBTOTAL - 2020 DELIVERIES		2,483	$	279,700	$	154,299	
Disney College Program Phases III-V [4 6]	Orlando, FL	Walt Disney World® Resort	ACE	3,369	$	190,400	$	75,892	Jan, May & Aug 2021
		SUBTOTAL - 2021 DELIVERIES		3,369	$	190,400	$	75,892	
Disney College Program Phases VI-VIII [4 7]	Orlando, FL	Walt Disney World® Resort	ACE	3,235	$	193,000	$	21,316	Jan, May & Aug 2022
		SUBTOTAL - 2022 DELIVERIES		**3,235**	**$**	**193,000**	**$**	**21,316**	
Disney College Program Phases IX-X [4 8]	Orlando, FL	Walt Disney World® Resort	ACE	2,209	$	122,700	$	12,281	Jan & May 2023
		SUBTOTAL - 2023 DELIVERIES		**2,209**	**$**	**122,700**	**$**	**12,281**	

1. In certain instances at ACE properties, the company agrees to construct spaces within the property that will ultimately be owned, managed, and funded by the universities. Such spaces include but are not limited to dining, childcare, retail, academic, and office facilities. Estimated Project Cost excludes the costs of the construction of such facilities, as they will be reimbursed by the universities.
2. Does not include land parcels in nine university markets totaling $55.9 million.
3. Includes $262.0 million in construction in progress "CIP" and excludes $10.4 million of CIP balances related to ongoing renovation projects at operating properties. Total consolidated CIP as of September 30, 2019 was $272.4 million.
4. The company executed two ground lease agreements with *Walt Disney World*® Resort to develop, own and manage housing for college students participating in the Disney student internship program (the "Disney College Program"). The development will be delivered in multiple phases from 2020-2023.
5. Phase I, with estimated project costs of $61.6 million and 778 beds, is scheduled for occupancy in May 2020. Phase II, with estimated project costs of $46.9 million and 849 beds, is scheduled for occupancy in August 2020.
6. Phase III, with estimated project costs of $54.4 million and 984 beds, is scheduled for occupancy in January 2021. Phase IV, with estimated project costs of $84.5 million and 1,521 beds, is scheduled for occupancy in May 2021. Phase V, with estimated project costs of $51.5 million and 864 beds, is scheduled for occupancy in August 2021.
7. Phase VI, with estimated project costs of $61.3 million and 867 beds, is scheduled for occupancy in January 2022. Phase VII, with estimated project costs of $90.3 million and 1,632 beds, is scheduled for occupancy in May 2022. Phase VIII, with estimated project costs of $41.4 million and 736 beds, is scheduled for occupancy in August 2022.
8. Phase IX, with estimated project costs of $81.5 million and 1,473 beds, is scheduled for occupancy in January 2023. Phase X , with estimated project costs of $41.2 million and 736 beds, is scheduled for occupancy in May 2023.

S-11

Presale Development Update 1 ($ in thousands) RECENTLY COMPLETED PRESALE DEVELOPMENT PROJECTS Amount Funded Remaining Project Purchase as of Purchase Price Actual Project Location Primary University Served Type Beds Price 2 September 30, 2019 ³ to be Funded Occupancy The Flex at Stadium Centre Tallahassee, FL Florida State University Off-campus 340 $ 36,400 $ 36,400 $ — August 2019 959 Franklin 4 Eugene, OR University of Oregon Off-campus 443 72,400 23,700 48,700 September 2019 SUBTOTAL - 2019 DELIVERIES 783 $ 108,800 $ 60,100 $ 48,700 1. Under the terms of a presale transaction, the company is obligated to purchase the property from the third-party developer as long as certain construction completion deadlines and other closing conditions are met. The company is responsible for leasing, management, and initial operations of the project while the third-party developer retains development risk during the construction period. In accordance with accounting guidance, the company includes presale properties in its consolidated financial statements upon execution of the presale agreement with the developer. 2. Includes the contractual purchase price and ACC-elected upgrades. 3. Includes ACC's investment funded to date, earnest money and mezzanine financing, if applicable. 4. The company executed the presale agreement with the developer in March 2018, at which time it provided $15.6 million of mezzanine financing to the project. The company expects to purchase the remaining ownership interest from the developer in Q4 2019. S-12

Third-Party Development Update

($ in thousands)

	Three Months Ended September 30, 2019	2018	$ Change	Nine Months Ended September 30, 2019	2018	$ Change
Development services revenue	$ 5,611	$ 835	$ 4,776	$ 12,389	$ 3,883	$ 8,506
% of total revenue	2.5%	0.4%		1.8%	0.6%	

RECENTLY COMPLETED PROJECTS

Project	Location	Primary University Served	Beds	Total Fees [1]	Completed
University of Arizona Honors College [2]	Tucson, AZ	University of Arizona	— [2]	$ 2,400	July 2019
The Academic & Residential Complex	Chicago, IL	University of Illinois, Chicago	548	5,100	July 2019
Plaza Verde	Irvine, CA	University of California, Irvine	1,441	5,900	August 2019
Tubman Laws Hall	Dover, DE	Delaware State University	620	2,500	August 2019
Calhoun Hall [3]	Philadelphia, PA	Drexel University	406	1,750	Sept 2019 & Apr 2020
			3,015	$ 17,650	

CONTRACTED PROJECTS IN PROGRESS

Project	Location	Primary University Served	Beds	Total Fees	Fees Earned as of September 30, 2019	Fees Earned in Current Year	Remaining Fees as of September 30, 2019	Scheduled Completion
Prairie View A&M University Phase IX	Prairie View, TX	Prairie View A&M University	540	$ 2,500	$ 1,624	$ 1,624	$ 876	August 2020
Dundee Residence Hall and Glasgow Dining Hall	Riverside, CA	University of California, Riverside	820	5,000	3,368	734	1,632	August 2020
University of California - Riverside North District Phase I	Riverside, CA	University of California, Riverside	1,502	6,700	3,562	3,562	3,138	September 2021
			2,862	$ 14,200	$ 8,554	$ 5,920	$ 5,646	

ON-CAMPUS AWARD PIPELINE [4]

Project	Location	Anticipated Financing Structure	Anticipated Commencement	Targeted Completion	Estimated Fees
Texas State University Master Development - Phase I [5]	San Marcos, TX	Third-party	Q1 2020	Summer 2021	$1,950
Georgetown University - Capitol Campus Housing	Washington, D.C.	Third-party	Q3 2020	Summer 2022	$2,700
Upper Hearst Development for the Goldman School of Public Policy [6]	Berkeley, CA	Third-party	Q3 2020	Summer 2022	$3,000
University of California Irvine Phase V	Irvine, CA	Third-party	Q3 2020	Summer 2022	$3,500
Concordia University Phase II	Austin, TX	Third-party	Q1 2021	Summer 2022	TBD
Northeastern University - Phase II	Boston, MA	ACE	Q1 / Q2 2021	Fall 2023	N/A
Princeton University Lake Campus Graduate Housing	Princeton, NJ	TBD	TBD	TBD	TBD
University of California Berkeley Master Development [5]	Berkeley, CA	TBD	TBD	TBD	TBD
University of California Riverside Master Development [5]	Riverside, CA	Third-party	TBD	TBD	TBD

1. Does not include anticipated construction savings which are recognized as development services revenue as a result of cost savings on these projects.
2. The University of Arizona Honors College project included the construction of a parking garage, academic center and a student recreation and wellness center as part of the overall development project. These components are owned, managed and funded by the University, and the company earned third-party development fees for its role in providing development services for those components of the project.
3. Includes the construction of a student residence hall and honors college. The residence hall was delivered in Fall 2019, and the honors college will be delivered in Spring 2020. As of September 30, 2019, the company recognized $1.7 million in development fees related to the project.
4. These awards relate to speculative development projects that are subject to final determination of feasibility, negotiation, final award, procurement rules and other applicable law, execution and closing of definitive agreements on terms acceptable to the company, and fluctuations in the construction and financing markets. Anticipated commencement and fees are dependent upon the availability of project financing, which is affected by current capital market conditions.
5. These projects include multiple phases to be completed over several years. The full scope, transaction structure, feasibility, fees, and timing will be negotiated.
6. Anticipated commencement and targeted completion dates may be affected by the outcome of a lawsuit filed by the city of Berkeley against the University.

S-13

Management Services Update
($ in thousands)

	Three Months Ended September 30,			Nine Months Ended September 30,		
	2019	2018	$ Change	2019	2018	$ Change
Management services revenue	$ 3,342	$ 2,128	$ 1,214	$ 9,118	$ 7,311	$ 1,807
% of total revenue	1.5%	1.0%		1.3%	1.2%	

NEW / PENDING MANAGEMENT CONTRACTS

Project	Location	Primary University / Market Served	Approximate Beds	Stabilized Annual Fees [1]	Actual or Anticipated Commencement
The Rixey	Arlington, VA	Marymount University	551	$ 300	February 2019
Walt Disney World® College Program [2]	Orlando, FL	Walt Disney World® Resort	7,870	250	April 2019
The Academic & Residential Complex	Chicago, IL	University of Illinois, Chicago	548	240	August 2019
Tubman Laws Hall	Dover, DE	Delaware State University	620	220	August 2019
Campus1 - Montreal [3]	Montreal, Quebec	McGill University	886	250	September 2019
Plaza Verde	Irvine, CA	University of California, Irvine	1,441	630	September 2019
Nevada State College [4]	Henderson, NV	Nevada State College	342	100	August 2020
Prairie View A&M University Phase IX	Prairie View, TX	Prairie View A&M University	540	190	August 2020
Dundee Residence Hall and Glasgow Dining Hall	Riverside, CA	University of California, Riverside	820	440	September 2020
University of California, Riverside - North District	Riverside, CA	University of California, Riverside	1,502	540	September 2021
			15,120	$ 3,160	

DISCONTINUED MANAGEMENT CONTRACTS

Project	Location	Primary University / Market Served	Beds	2019 Fee Contribution Prior to Termination	Discontinued As Of
Collegeview Commons	Ontario, Canada	Durham College	974	$ 24	March 2019
MyRez at Lester	Ontario, Canada	University of Waterloo	455	37	April 2019
			1,429	$ 61	

1. Stabilized annual fees are dependent upon the achievement of anticipated occupancy levels.
2. As the project's facilities manager, the company is responsible for the operations and maintenance of the project. Because of the company's role in funding payroll costs for on-site personnel at the properties, accounting guidance requires the management fee for this project to be recorded on a gross basis in the company's consolidated financial statements. Accordingly, both management services revenue and third-party management services expenses in the accompanying consolidated statements of comprehensive income for 2019 will include approximately $3.2 million in reimbursed payroll costs. The stabilized annual fee noted above does not include such reimbursed costs and represents the net management fee anticipated to be earned by the company.
3. The stabilized annual fee amount does not include an initial operations fee of $105,000 earned from July 2018 through August 2019.
4. The stabilized annual fee amount does not include an initial operations fee of $140,000 earned from May 2019 through July 2020.

S-14

Capital Structure as of September 30, 2019

($ in millions, except per share data)

Market Capitalization & Unsecured Notes Covenants		
Total Debt [1]	$	3,374
Total Equity Market Value [2]		6,673
Total Market Capitalization		10,047
Debt to Total Market Capitalization		33.6%
Net Debt to EBITDA [3]		6.5x
Total Asset Value [4]	$	8,626
Unencumbered Asset Value		7,055
Unencumbered Asset Value to Total Asset Value		81.8%

	Requirement	Current Ratio
Total Debt to Total Asset Value	≤ 60%	39.1%
Secured Debt to Total Asset Value	≤ 40%	9.5%
Unencumbered Asset Value to Unsecured Debt	> 150%	276.4%
Interest Coverage [3]	> 1.5x	3.8x

	Principal Outstanding [1]	Weighted Average Interest Rate	Average Term To Maturity
Mortgage Loans [5]	$ 695	4.5% [6]	5.6 Yrs
Construction Loan [7]	37	5.1%	0.0 Yrs
Unsecured Revolving Credit Facility	352	3.2%	2.5 Yrs
Unsecured Term Loan	200	3.1%	2.7 Yrs
Unsecured Notes	2,000	3.7%	4.8 Yrs
On-Campus Participating Properties	90	5.2%	13.5 Yrs
Total/Weighted Average	**$ 3,374**	**3.9%**	**4.8 Yrs**

Variable Rate Debt as % of Total Debt [8] **14.6%**

Debt Maturity Schedule



$900
$800
$700
$600
$500
$400
$300
$200
$100
$0
Unsecured Notes
Unsecured Term Loans
Construction Loans
On-Campus Participating Properties
Unsecured Revolving Credit Facility
Mortgage Loans
$37
$400
$35
$26
$170
$200
$352
$26
$400
$12
$400
$134
$9
$400
$400
$43
$330
2019
2020
2021
2022
2023
2024
2025
2026
2027
2028+

Weighted Average Interest Rate Of Debt Maturing Each Year

	2019	2020	2021	2022	2023	2024	2025	2026	2027	2028+
Fixed Rate Debt	N/A	3.5%	5.4%	4.0%	3.8%	4.2%	N/A	3.7%	3.6%	4.1%
Total Debt	5.1%	3.5%	5.2%	3.2%	3.9%	4.2%	7.6%	3.7%	3.6%	4.1%

Note – refer to the definitions outlined on pages S-21 and S-22 for detailed definitions of terms appearing on this page.

1. Excludes net unamortized debt premiums related to mortgage loans assumed in connection with acquisitions of $7.6 million, unamortized original issue discount on unsecured notes of $2.4 million, and unamortized deferred financing costs of $15.6 million.
2. Based on share price of $48.08 and fully diluted share count of 138,799,520 as of September 30, 2019. Assumes conversion of 503,717 common and preferred Operating Partnership units and 968,979 unvested restricted stock awards.
3. Refer to calculations on page S-16, including a reconciliation to net income and interest expense, the most directly comparable GAAP measures.
4. Excludes accumulated depreciation of $1.5 billion, receivables and intangible assets, net of accumulated amortization, of $80.2 million, and lease-related right of use assets of $461.8 million associated with the adoption of new lease accounting guidance on January 1, 2019.
5. Includes $330.0 million of mortgage debt related to the ACC / Allianz joint venture of which the company has a 55% interest.
6. Including the amortization of net debt premiums related to mortgage loans assumed in connection with property acquisitions, the effective interest rate for fixed rate mortgage loans is 3.9%.
7. The construction loan is associated with a presale development and is an obligation of the third-party developer. In accordance with accounting guidance, the company is including the presale development property and any associated debt in its consolidated financial statements. The debt will be paid off by the developer using proceeds from the company's purchase of the property.
8. The company's variable rate debt consists of the unsecured revolving credit facility, $100.0 million of the unsecured term loan, a $3.3 million mortgage loan at one of our on-campus participating properties, and the $37.0 million construction loan. Remaining variable rate debt has been swapped to a fixed interest rate.

S-15

Interest Coverage
($ in thousands)

	Three Months Ended				
	December 31, 2018	March 31, 2019	June 30, 2019	September 30, 2019	Last Twelve Months
Net income attributable to ACC, Inc. and Subsidiaries common stockholders	$ 47,504	$ 29,640	$ 10,386	$ 20,223	$ 107,753
Net (loss) income attributable to noncontrolling interests	2,117	1,728	(176)	(887)	2,782
Interest expense	27,021	27,061	27,068	28,303	109,453
Income tax provision	282	364	314	305	1,265
Depreciation and amortization	68,756	68,755	68,815	68,930	275,256
Amortization of deferred financing costs	1,072	1,132	1,218	1,315	4,737
Share-based compensation	2,254	3,765	3,745	3,104	12,868
Provision for real estate impairment	—	3,201	—	—	3,201
Gain on extinguishment of debt, net	(8,651)	—	—	(20,992)	(29,643)
Loss from disposition of real estate	—	—	282	—	282
Earnings Before Interest, Taxes, Depreciation, and Amortization ("EBITDA")	**$ 140,355**	**$ 135,646**	**$ 111,652**	**$ 100,301**	**$ 487,954**
Pro-forma adjustments to EBITDA [1]					22,624
Adjusted EBITDA					**$ 510,578**
Interest Expense from consolidated statement of comprehensive income	$ 27,021	$ 27,061	$ 27,068	$ 28,303	$ 109,453
Amortization of mortgage debt premiums/discounts	1,234	1,246	1,246	1,212	4,938
Capitalized interest	2,067	2,739	3,623	3,072	11,501
Change in accrued interest payable	4,709	(7,300)	5,060	(2,013)	456
Cash Interest Expense	**$ 35,031**	**$ 23,746**	**$ 36,997**	**$ 30,574**	**$ 126,348**
Pro-forma adjustments to Cash Interest Expense [1]					7,833
Adjusted Interest Expense					**$ 134,181**
Interest Coverage					**3.8x**

Note: refer to the definitions outlined on pages S-21 and S-22 for detailed definitions of terms appearing on this page.

1. Adjustment to reflect all acquisitions, development deliveries, dispositions, debt repayments and debt refinancings as if such transactions had occurred on the first day of the 12 month period presented.

S-16

Capital Allocation – Long Term Funding Plan (2019-2023)

($ in millions)

Sources and Uses for Development - As of September 30, 2019

Estimated Capital Uses:	Estimated Project Cost	Total Costs Incurred	Remaining Capital Needs
Development and Presale Development Pipeline [1]			
2019 Presale Development	$ 73	$ 24	$ 49
2020 Developments Underway or Expected to Start in Current Year	171	87	84
Disney Internships & College Program Housing			
Phases I-II (2020 deliveries)	109	68	41
Phases III-V (2021 deliveries)	190	76	114
Phases VI-VIII (2022 deliveries)	193	21	172
Phases IX-X (2023 deliveries)	123	12	111
Core Spaces / DRW Portfolio Transaction			
Presale Developments Funding [2]	119	—	119
Total	$ 978	$ 288	$ **690**

Estimated Sources through 2023:	Capital Sources
Cash and Cash Equivalents as of September 30, 2019	$ 56
Estimated Cash Flow Available for Investment - through 2023 [3]	273
Anticipated Debt (Repayment) / Funding - through 2023 [4]	(264) to (64)
Anticipated Capital Recycling and/or Equity Funding - through 2023 [4]	625 to 425
Total	$ **690**

Selected Credit Metrics [5]

Credit Metric:	**September 30, 2019**	**Pro Forma** [6]
Total Debt to Total Asset Value	39.1%	34.0% - 38.0%
Net Debt to EBITDA [7]	6.5x	5.5x - 6.1x

Note: This analysis demonstrates anticipated funding for the developments currently committed, underway, or with expected starts in the current year. As future developments commence, they are expected to be funded via additional dispositions, joint ventures, free cash available for investment, and capital market transactions.

1. Includes owned development and presale projects under construction and management's Estimated Project Cost for future development deliveries that are expected to commence construction during the current year, as disclosed on pages S-11 and S-12.
2. Reflects the exercise of the option to purchase the remaining interest in the joint ventures with Core Spaces / DRW Real Estate Investments.
3. Available cash flow is derived from disclosures in our 2018 Form 10-K and is calculated as net cash provided by operating activities of $376.6 million, excluding changes in working capital of $29.8 million, less dividend payments of $250.5 million, less principal payments on debt of $11.7 million, less recurring capital expenditures of $20.3 million. Calculation results in available cash flow for investment in 2018 of $64.3 million, which is then annualized over the remaining 17 quarters through the end of 2023.
4. Reflects the company's current anticipated capital sources to fund committed developments through 2023. The actual mix of capital sources may vary based on prevailing capital market conditions and the company's balance sheet management strategy.
5. Refer to definitions outlined on pages S-21 and S-22 for detailed definitions of terms appearing on this page.
6. Ratios represent the pro forma impact of development deliveries and funding alternatives assumed in the Sources and Uses table. The lower end of the pro forma leverage ranges assumes remaining capital needs in excess of debt are funded with equity, while the higher end assumes remaining needs in excess of debt are funded with dispositions. Actual ratios will vary based on the timing of construction funding, future cash flow available for investment, and the ultimate mix of sources from debt, equity, joint ventures, or dispositions.
7. Refer to page S-16 for a reconciliation of EBITDA to net income, the most directly comparable GAAP measure.

S-17

2019 Outlook - Summary [1]

($ in thousands, except share and per share data)

	Prior Guidance				Current Guidance [2]			
		Low		High		Low		High
Net income [3]	$	74,600	$	86,700	$	102,500	$	106,300
Noncontrolling interests' share of net income		5,800		3,900		1,600		1,600
Joint venture partners' share of funds from operations		(14,500)		(11,600)		(9,700)		(9,700)
Real estate related depreciation and amortization		273,100		273,100		272,400		272,400
Corporate depreciation		(5,300)		(5,300)		(4,800)		(4,800)
Funds from operations ("FFO")	$	333,700	$	346,800	$	362,000	$	365,800
Elimination of operations from on-campus participation properties ("OCPP")		(14,100)		(13,700)		(14,400)		(14,000)
Contribution from on-campus participation properties		5,500		6,100		4,800		5,400
Elimination of gain from early extinguishment of debt [3]		—		—		(21,000)		(21,000)
Elimination of FFO from property in receivership [3]		—		—		1,900		1,900
Transaction costs [4]		800		800		600		600
Funds from operations - modified ("FFOM")	$	325,900	$	340,000	$	333,900	$	338,700
Net income per share - diluted	$	0.54	$	0.62	$	0.74	$	0.77
FFO per share - diluted	$	2.40	$	2.50	$	2.61	$	2.63
FFOM per share - diluted	$	2.35	$	2.45	$	2.40	$	2.44
Weighted-average common shares outstanding - diluted		138,866,100		138,866,100		138,866,100		138,866,100

1. The company believes that the financial results for the fiscal year ending December 31, 2019 may be affected by, among other factors:
   - national and regional economic trends and events;
   - interest rate risk;
   - university enrollment, funding and policy trends;
   - the timing of acquisitions, dispositions or joint venture activity;
   - the timing of commencement of construction on owned development projects;
   - the ability of the company to be awarded and the timing of the commencement of construction on third-party development projects;
   - the ability of the company to earn third-party management revenues;
   - the amount of income recognized by the taxable REIT subsidiaries and any corresponding income tax expense;
   - the ability of the company to integrate acquired properties;
   - the outcome of legal proceedings arising in the normal course of business; and
   - the finalization of property tax rates and assessed values in certain jurisdictions.
2. Refer to page S-19 for details on changes in assumptions used to determine the revised guidance range.
3. In July 2019, an owned property was transferred to the lender in settlement of the property's $27.4 million mortgage loan. The gain resulting from the transfer as well as the operating results of the property during the receivership period have been eliminated when calculating FFOM in order to more accurately present the company's anticipated operating results for 2019.
4. Represents transaction costs related to the closing of two presale development properties as disclosed on page S-12.

S-18

2019 Outlook - Changes from Previous Guidance

($ in thousands, except share and per share data)

FFO Guidance	As Reported Nine Months Ended September 30, 2019	Prior Guidance Year Ended December 31, 2019		Current Guidance Year Ended December 31, 2019		Significant Changes from Previous Guidance and Assumptions
		Low	High	Low	High	
Owned properties [1]						
2019 same store properties						
Same store revenue	$ 589,581	$ 797,700	$ 802,700	$ 798,200	$ 800,700	Owned property guidance revised to reflect final leasing results for the 2019/2020 academic year and anticipated property operating performance for the remainder of the year.
% growth	*2.9 %*	*2.2 %*	*2.9 %*	*2.3 %*	*2.6 %*	
Same store operating expenses	$ (271,817)	(359,500)	(356,500)	(359,100)	(357,600)	
% growth	*2.5 %*	*3.1 %*	*2.2 %*	*3.0 %*	*2.6 %*	
Same store net operating income ("NOI")	$ 317,764	$ 438,200	$ 446,200	$ 439,100	$ 443,100	
% growth	*3.1 %*	*1.5 %*	*3.4 %*	*1.7 %*	*2.7 %*	
2019 new properties NOI	$ 28,334	$ 44,700	$ 45,900	$ 46,900	$ 47,500	NOI impact from dispositions revised to reflect the disposition of properties not anticipated in prior guidance (refer to revised capital recycling assumptions detailed in footnote 3 below). Also includes NOI contributed from previously disclosed dispositions and recurring professional fees related to the operation of the ACC/Allianz joint venture.
2019 NOI contribution from dispositions and other [2,3]	46	(100)	(100)	(1,400)	(1,400)	
Total owned properties NOI	$ 346,144	$ 482,800	$ 492,000	$ 484,600	$ 489,200	
Third-party development services revenue	$ 12,389	$ 13,400	$ 16,400	$ 14,200	$ 14,200	Third-party development services revenue revised to eliminate fee income from two projects now anticipated to commence construction in 2020.
Third-party management services revenue	$ 9,118	$ 12,800	$ 13,600	$ 12,400	$ 13,200	
Third-party development and mgmt. services expenses	$ (14,129)	$ (20,100)	$ (20,500)	$ (19,700)	$ (20,100)	
General and administrative expenses	$ (22,595)	$ (29,800)	$ (30,500)	$ (29,700)	$ (30,400)	
Ground/facility leases expense	$ (10,000)	$ (14,100)	$ (14,500)	$ (13,300)	$ (13,800)	
Less: OCPP ground/facility leases expense	$ 2,063	$ 3,300	$ 3,700	$ 2,700	$ 3,100	
Interest income [4]	$ 2,685	$ 3,600	$ 3,600	$ 3,600	$ 3,600	
Interest expense [2]	$ (82,432)	$ (110,000)	$ (111,200)	$ (111,300)	$ (111,300)	Interest expense revised to reflect the June 2019 issuance of $400 million senior unsecured notes with a 3.3% coupon and a lower interest rate environment for the year than anticipated in prior guidance. Interest expense is net of $11.9 million of capitalized interest.
Less: OCPP interest expense	$ 3,895	$ 4,900	$ 4,900	$ 5,100	$ 5,100	
Amortization of deferred financing costs [4]	$ (3,585)	$ (4,700)	$ (4,800)	$ (4,900)	$ (4,900)	
Corporate depreciation [5]	$ (3,528)	$ (5,300)	$ (5,300)	$ (4,800)	$ (4,800)	
OCPP overhead	$ (1,137)	$ (1,600)	$ (1,600)	$ (1,500)	$ (1,500)	
Income tax provision	$ (983)	$ (1,100)	$ (1,100)	$ (1,100)	$ (1,100)	
Joint Ventures ("JV")						
Existing JV partners' share of FFO [6]	$ (6,856)	$ (11,200)	$ (11,200)	$ (9,700)	$ (9,700)	Existing JV partners' share of FFO revised to reflect final 2019/2020 academic year leasing results for the ACC/Allianz JV portfolio and the portfolio's anticipated operating performance for the remainder of the year
Speculative JV partner's share of FFO	$ —	$ (3,300)	$ (400)	$ —	$ —	
Contribution from OCPP [7]	$ 3,660	$ 5,500	$ 6,100	$ 4,800	$ 5,400	
Elimination of property in receivership [2]	$ 1,912	$ —	$ —	$ 1,900	$ 1,900	
Transaction costs [8]	$ 147	$ 800	$ 800	$ 600	$ 600	
FFOM per share - diluted	**$ 1.71**	**$ 2.35**	**$ 2.45**	**$ 2.40**	**$ 2.44**	

1. Refer to page S-20 for detail of the 2019 same store and new property groupings.
2. Current guidance figures and actual results for the nine months ended September 30, 2019 include the operating results of one property transferred to the lender in July 2019 that is eliminated when calculating FFOM and therefore was not included in original guidance estimates. The property contributed a net operating loss of $0.1 million and $1.8 million in interest expense through the date of the transfer.
3. Revisions to NOI impact from dispositions and speculative JV partner's share of FFO reflect the anticipated disposition of properties for proceeds of approximately $250 million, while prior guidance included the sale of a minority JV interest in a portfolio of properties for proceeds of $90 to $180 million.
4. Excluding on-campus participating properties ("OCCPs").
5. Represents depreciation expense not added back in the calculation of FFO as per the NAREIT definition of FFO.
6. Current guidance for the year ended December 31, 2019 includes existing JV partners' share of net income of $1.1 million plus their share of real estate depreciation expense of $8.6 million for a total share of FFO of $9.7 million.
7. Includes the company's 50% share of OCPP net cash flow and management and development fees received, as per the definition of FFOM on page S-21.
8. Represents transaction costs related to the closing of two presale development properties as disclosed on page S-12.

S-19

Detail of Property Groupings

As of September 30, 2019

	2019 Grouping				2020 Grouping			
	Same Store Properties		New Properties		Same Store Properties		New Properties	
	# of Properties	Design Beds	# of Properties	Design Beds	# of Properties	Design Beds	# of Properties	Design Beds
Properties Purchased or Developed Prior to January 1, 2018	144	86,717			144	86,717		
2018 Development Deliveries			10	6,985	10	6,985		
2019 Development Deliveries			5	3,159			5	3,159
2020 Development Deliveries			3	2,483			3	2,483
2021 Development Deliveries [1]			—	3,369			—	3,369
2022 Development Deliveries [1]			—	3,235			—	3,235
2023 Development Deliveries [1]			—	2,209			—	2,209
Total Owned Properties	**144**	**86,717**	**18**	**21,440**	**154**	**93,702**	**8**	**14,455**

Grand Total # of Owned Properties (All Groupings)	**162**
Grand Total Owned Design Beds (All Groupings)	**108,157**

Note on Property Portfolio: When disclosing our number of properties and design beds as of a certain date, we include all properties that are owned and operating as of that date, as well as properties that are under construction and anticipated to open for operations in future years. Properties that are in our development pipeline but have not yet commenced construction are not included.

2019: The 2019 same store grouping represents properties owned and operating for both of the entire calendar years ended December 31, 2019 and 2018. This same store grouping will be used for purposes of presenting our 2019 same store operating results.

2020: The 2020 same store grouping represents properties owned and operating for both of the entire calendar years ended December 31, 2020 and 2019. This same store grouping will be used for purposes of presenting our 2020 same store operating results.

1. The Disney College Program project will be delivered in multiple phases over several years with initial deliveries expected to occur in 2020 and full development completion in 2023. All phases are counted as one property in the table above.

S-20

Definitions ACE The company’s American Campus Equity program, whereby the company enters into long-term ground/facility lease agreements with Universities to invest our capital and to develop, own, and operate on-campus student housing communities. Properties under this structure are considered to be owned and are included in the company's consolidated financial statements. Adjusted EBITDA* EBITDA, including pro forma adjustments to reflect acquisitions, development deliveries, and dispositions as if such transactions had occurred on the first day of the 12-month period presented. Adjusted Interest Expense* Interest Expense, including pro forma adjustments to reflect acquisitions, development deliveries, dispositions, debt repayments, and debt refinancings as if such transactions had occurred on the first day of the 12-month period presented. Cash Cash and cash equivalents, determined on a consolidated basis in accordance with GAAP. Cash Interest Expense* Consolidated interest expense calculated in accordance with GAAP, plus amounts which have been deducted and minus amounts which have been added for, without duplication: (i) the amortization of mark-to-market premiums/discounts on mortgage loans assumed in connection with acquisitions; (ii) capitalized interest; and (iii) the change in accrued interest during the period presented. Design Beds Total beds based on the original property design, generally as specified in the construction documents. EBITDA* Consolidated net income calculated in accordance with GAAP, plus amounts which have been deducted and minus amounts which have been added for, without duplication: (i) interest expense; (ii) provision for income taxes; (iii) depreciation, amortization and all other non- cash items; (iv) provision for gains and losses; (v) noncontrolling interests; and (vi) extraordinary and other non-recurring items, as we determine in good faith. Funds from Operations Determined based on the definition adopted by the Board of Governors of the National Association of Real Estate Investment Trusts (”FFO”) (“NAREIT”). Calculated as consolidated net income or loss attributable to common shares computed in accordance with GAAP, excluding gains or losses from depreciable operating property sales, plus real estate depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Also excludes non-cash impairment charges. FFO Modified FFO modified to reflect certain adjustments related to the economic performance of our on-campus participating properties, the (”FFOM”) elimination of real estate transaction costs, and other items, as we determine in good faith, that do not reflect our core operations on a comparative basis. The company believes it is meaningful to eliminate the FFO generated from the on-campus participating properties and instead to reflect the company's 50% share of the properties' net cash flow and management and development fees received, as this measure better reflects the economic benefit derived from the company's involvement in the operation of these properties. GAAP Accounting principles generally accepted in the United States of America. Interest Coverage* Adjusted EBITDA / Adjusted Interest Expense. Net Debt* Total Debt less Cash. Net Debt to EBITDA* Net Debt divided by Adjusted EBITDA. Net Operating Income Property revenues less direct property operating expenses, excluding depreciation, but including an allocation of costs related to “NOI” corporate management and oversight. * These definitions are provided for purposes of calculating the company’s unsecured notes covenants and other key ratios. S-21

Definitions On-campus Participating A transaction structure whereby the company enters into long-term ground/facility lease agreements with Universities to develop, Properties construct, and operate student housing communities. Under the terms of the leases, title to the constructed facilities is held by the University/lessor and such lessor receives 50% of net cash flows, as defined, on an annual basis through the term of the lease. Operating Expenses General & administrative and other expenses include security costs, shuttle costs, and property-level general and administrative costs as well as an allocation of costs related to corporate management and oversight. Also includes acquisition integration costs, food service, and other miscellaneous expenses. Utilities expense represents gross expenses prior to any recoveries from tenants, which are reflected in owned properties revenues. Payroll expense includes payroll and related expenses for on-site personnel including general managers, maintenance staff, and leasing staff. Repairs and maintenance expense includes general maintenance costs such as interior painting, routine landscaping, pest control, fire protection, snow removal, elevator maintenance, roof and parking lot repairs, and other miscellaneous building repair costs. Also includes costs related to the annual turn process. Marketing expense includes costs related to property marketing campaigns associated with our ongoing leasing efforts. Physical Occupancy Occupied beds, including staff accommodations, divided by Design Beds. Rentable Beds Design Beds less beds used by on-site staff. Same Store Grouping Properties owned and operating for both of the entire annual periods presented, which are not conducting or planning to conduct substantial development, redevelopment, or repositioning activities, and are not classified as held for sale as of the current period-end. Includes the full operating results of properties owned through joint ventures in which the company has a controlling financial interest and which are consolidated for financial reporting purposes. Secured Debt* The portion of Total Debt that is secured by a mortgage, trust, deed of trust, deed to secure indebtedness, pledge, security interest, assignment of collateral, or any other security agreement. Total Asset Value* Undepreciated book value of real estate assets and all other assets, excluding receivables, intangibles, and right of use assets, of our consolidated subsidiaries, all determined in accordance with GAAP. Total Debt* Total consolidated debt calculated in accordance with GAAP, including finance leases and excluding mark-to-market premiums/ discounts on mortgage loans assumed in connection with acquisitions, the original issued discount on unsecured notes, and deferred financing costs. Total Equity Market Value Fully diluted common shares times the company’s stock price at period-end. Unencumbered Asset Value* The sum of (i) the undepreciated book value of real estate assets which are not subject to secured debt; and (ii) all other assets, excluding accounts receivable and intangibles, for such properties. Does not include assets of unconsolidated joint ventures. Unsecured Debt* The portion of Total Debt that is not Secured Debt. * These definitions are provided for purposes of calculating the company’s unsecured notes covenants and other key ratios. S-22

Investor Information

Executive Management

Bill Bayless	Chief Executive Officer
Jim Hopke	President
Jennifer Beese	Chief Operating Officer
Daniel Perry	Chief Financial Officer
William Talbot	Chief Investment Officer
Kim Voss	Chief Accounting Officer

Research Coverage

Jacob Kilstein	Argus Research Company	(646) 747-5447	jkilstein@argusresearch.com
Jeffery Spector / Shirley Wu	Bank of America / Merrill Lynch	(646) 855-1363 / (646) 855-3081	jeff.spector@baml.com / s.wu@baml.com
Neil Malkin	Capital One	(571) 633-8191	neil.malkin@capitalone.com
Michael Bilerman / Nick Joseph	Citigroup Equity Research	(212) 816-1383 / (212) 816-1909	michael.bilerman@citi.com / nicholas.joseph@citi.com
Derek Johnston / Tom Hennessy	Deutsche Bank Securities, Inc.	(212) 250-5683 / (212) 250-4063	derek.johnston@db.com / tom.hennessy@db.com
Steve Sakwa / Samir Khanal	Evercore ISI	(212) 446-9462 / (212) 888-3796	steve.sakwa@evercoreisi.com / samir.khanal@evercoreisi.com
John Pawlowski / Alan Peterson	Green Street Advisors	(949) 640-8780 / (949) 640-8780	jpawlowski@greenstreetadvisors.com / apeterson@greenstreetadvisors.com
Aaron Hecht	JMP Securities	(415) 835-3963	ahecht@jmpsecurities.com
Anthony Paolone / Nikita Bely	J.P. Morgan Securities	(212) 622-6682 / (212) 622-0695	anthony.paolone@jpmorgan.com / nikita.bely@jpmorgan.com
Jordan Sadler / Austin Wurschmidt	KeyBanc Capital Markets	(917) 368-2280 / (917) 368-2311	jsadler@key.com / awurschmidt@key.com
Drew Babin / Alex Kubicek	Robert W. Baird & Co.	(610) 238-6634 / (414) 765-7311	dbabin@rwbaird.com / akubicek@rwbaird.com
Alexander Goldfarb / Daniel Santos	Sandler O'Neill + Partners, L.P.	(212) 466-7937 / (212) 466-7927	agoldfarb@sandleroneill.com / dsantos@sandleroneill.com

American Campus Communities, Inc. is followed by the analysts listed above. Please note that any opinions, estimates or forecasts regarding American Campus Communities, Inc.'s performance made by such analysts are theirs alone and do not represent the opinions, forecasts or predictions of the company or its management. American Campus Communities, Inc. does not by its reference above or distribution imply its endorsement of or concurrence with such information, conclusions or recommendations.

Corporate Headquarters

American Campus Communities, Inc.
12700 Hill Country Blvd., Suite T-200
Austin, Texas 78738

Tel: (512) 732-1000
Fax: (512) 732-2450
www.americancampus.com

Investor Relations

Ryan Dennison
SVP, Capital Markets and Investor Relations

(512) 732-1000
rdennison@americancampus.com

S-23

Forward-looking Statements and Non-GAAP Financial Measures In addition to historical information, this supplemental package contains forward-looking statements under the applicable federal securities law. These statements are based on management’s current expectations and assumptions regarding markets in which American Campus Communities operates, operational strategies, anticipated events and trends, the economy, and other future conditions. Forward-looking statements are not guarantees of future performance and involve certain risks and uncertainties, which are difficult to predict. For discussions of some risks and uncertainties that could cause actual results to differ materially from those expressed or implied by the forward-looking statements, please refer to our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2018 under the heading “Risk Factors” and under the heading “Business - Forward-looking Statements” and subsequent quarterly reports on Form 10-Q. We undertake no obligation to publicly update any forward-looking statements, including our expected 2019 operating results, whether as a result of new information, future events, or otherwise. This presentation contains certain financial information not derived in accordance with United States generally accepted accounting principles (“GAAP”). These items include earnings before interest, tax, depreciation and amortization (“EBITDA”), net operating income (“NOI”), funds from operations (“FFO”) and FFO-Modified (“FFOM”). Refer to Definitions for a detailed explanation of terms appearing in the supplement. The Company presents this financial information because it considers each item an important supplemental measure of its operating performance and believes it is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs. These measures should not be considered as alternatives to net income or loss computed in accordance with GAAP as an indicator of the Company's financial performance or to cash flow from operating activities computed in accordance with GAAP as an indicator of its liquidity, nor are these measures indicative of funds available to fund its cash needs, including its ability to pay dividends or make distributions.